SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
July 28, 2010

COMMUNITY FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Virginia	0-18265	54-1532044
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

38 North Central Avenue, Staunton, Virginia	24401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (540) 886-0796

                                                 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.                                Submission of Matters to a Vote of Security Holders.

Community Financial Corporation (“the Registrant”) held its annual meeting of stockholders on July 28, 2010.  Holders of record of the Registrant’s common stock at the close of business on May 28, 2010, were entitled to vote on three proposals at the annual meeting.  The final voting results of each proposal are set forth below.

Proposal 1 – Election of Directors

The Registrant’s stockholders approved the election of Dale C. Smith and Norman C. Smiley, III as directors of the Registrant for a term to expire in the year 2013.

	Dale C. Smith	Norman C. Smiley, III
For	2,086,659	2,245,964
Withheld	193,580	34,275
Broker Non-Votes	1,380,798	1,380,798

Proposal 2 – Ratification of Independent Registered Public Accounting Firm

The Registrant’s stockholders approved the ratification of the appointment of Yount, Hyde & Barbour, P.C., as the Registrant’s independent registered public accounting firm for the year ending March 31, 2011.

For	3,647,023
Against	13,879
Abstain	135
Broker Non-Votes	---

Proposal 3 – Advisory (Non-binding) Vote on Executive Compensation

The Registrant’s stockholders approved the compensation of the Company’s executives, as disclosed in the tabular and narrative disclosures on the compensation of our named executive officers in the Company’s proxy statement for the 2010 Annual Meeting.

For	3,294,199
Against	98,840
Abstain	267,998
Broker Non-Votes	---

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY FINANCIAL CORPORATION
Date: August 2, 2010	By:	/s/ R. Jerry Giles R. Jerry Giles Senior Vice President and Chief Financial Officer (Duly Authorized Officer)